UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Guess?, Inc. (the “Company”) previously adopted the Guess?, Inc. 2015 Annual Incentive Bonus Plan (the “New Bonus Plan”), subject to approval by the Company’s shareholders. At the Company’s annual meeting of shareholders held June 22, 2015 (the “Annual Meeting”), the Company’s shareholders approved the New Bonus Plan. The Company’s prior Annual Incentive Plan (the “Prior Bonus Plan”) expired by its terms as of the date of the Annual Meeting. Awards outstanding under the Prior Bonus Plan at that time will continue in accordance with their terms, but no new award may be granted under the Prior Bonus Plan after the date of the Annual Meeting. The New Bonus Plan will be administered by the Compensation Committee of the Company’s Board of Directors and generally provides the Company with greater flexibility to grant performance-based cash incentive awards to certain key employees of the Company that may be structured to qualify as “performance-based compensation” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. The New Bonus Plan provides for only cash-based incentives, and no shares of the Company’s common stock are authorized for issuance under the New Bonus Plan. Among other things, the New Bonus Plan provides that the maximum bonus that may be paid under the New Bonus Plan to any one plan participant for any one fiscal year is $7.5 million. The New Bonus Plan has a term of approximately five years, ending with the date of the Company’s annual meeting of shareholders that occurs in 2020.
The foregoing description of the New Bonus Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Bonus Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2015, the Company held its Annual Meeting. As of May 5, 2015, the record date for the Annual Meeting (the “Record Date”), there was a total of 85,699,946 shares of common stock of the Company outstanding and eligible to vote. At the Annual Meeting, 80,745,224 shares were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the shareholders of the Company voted on the following matters:

•
The election of two directors to serve on the Company’s Board of Directors. Maurice Marciano and Gianluca Bolla were nominated to serve for three-year terms and until their successors are duly elected and qualified.

•	The approval of the Guess?, Inc. 2015 Annual Incentive Bonus Plan.

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 30, 2016.

•	A shareholder proposal regarding future severance arrangements with senior executives.

The results of the voting were as follows:

1.	With respect to the election of two directors to serve on the Company’s Board of Directors as described above:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Maurice Marciano	64,159,818	13,577,061	3,008,345
Gianluca Bolla	72,637,542	5,099,337	3,008,345

Based on the votes set forth above, each of the director nominees was duly elected.

2.	With respect to the approval of the Guess?, Inc. 2015 Annual Incentive Bonus Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
77,093,803	613,112	29,964	3,008,345

Based on the votes set forth above, the Guess?, Inc. 2015 Annual Incentive Bonus Plan was duly approved.

3. With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 30, 2016:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
80,498,925	224,005	22,294	—

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 30, 2016 was duly ratified.

4.	With respect to the shareholder proposal regarding future severance arrangements with senior executives:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
21,043,660	56,661,357	31,862	3,008,345

Based on the votes set forth above, the shareholder proposal regarding future severance arrangements was not approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Guess?, Inc. 2015 Annual Incentive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 25, 2015	GUESS?, INC.

	By:	/s/ Michael Relich
Michael Relich Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Guess?, Inc. 2015 Annual Incentive Bonus Plan.

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